                                                                    Exhibit 3(b)

                            ARTICLES OF AMENDMENT OF
                                 THE ARTICLES OF
                                INCORPORATION OF:

Name of Corporation:   Lynch Corporation

Date of Incorporation: October 26, 1928

The undersigned officers of the above reference Corporation (HEREINAFTER
REFERRED TO AS THE "CORPORATION") existing pursuant to the provisions of:
(INDICATE APPROPRIATE ACT)

|X|   Indiana Business Corporation Law

|_|   Indiana Professional Corporation Act of 1983

as amended (HEREINAFTER REFERRED TO AS THE "ACT"), designing to give notice of corporate action effectuating amendment of certain provisions of its Articles of
Incorporation, certify the following facts:

                             ARTICLE I AMENDMENT(S)

The Restated Articles of Incorporation of Lynch Corporation are amended by deleting Section 4.1 of Article IV thereof in its entirety and by substituting in its place the following new Section 4.1:

"SECTION 4.1. AUTHORIZED CLASS AND NUMBER OF SHARES. The capital stock of the
Corporation shall be of one class and kind, which shall be referred to as Common
Stock. The total number of shares which the Corporation has authority to issue shall be 10,000,000 shares of Common Stock. The Corporation's shares of Common
Stock have a par value of $0.01 per share."

From and after the effective date and time of this Amendment (the "Effective
Time"), each single share of the Corporation's Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be a single share of the Corporation's Common Stock having the same rights and privileges as it had before the Effective Time EXCEPT THAT it shall thereafter have a par value of $0.01 per share: and the stock certificate representing such share immediately prior to the Effective Time shall continue to represent such share after the Effective time.

                                   ARTICLE II

Date of each amendment's adoption: May 2, 2002 shareholder approval;
                                   December 10, 2001 Director approval.

                     ARTICLE III MANNER OF ADOPTION AND VOTE

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B complete.

|_|  Section 1    This amendment was adopted by the Board of Directors or
                  incorporators and shareholder action was not required.

|X|  Section 2    The shareholders of the Corporation entitled to vote in
                  respect to the amendment adopted to the proposed amendment.
                  The amendment was adopted by: (SHAREHOLDER APPROVAL MAY BE
                  EITHER A OR B)

                                                                    Exhibit 3(b)

                  A. Vote of such shareholders during a meeting called by the
                     Board of Directors. The result of such vote is as follows:

                     1,497,883      Shares entitled to vote.
                     1,340,171      Number of shares represented at the meeting.
                     1,328,969      Shares voted in favor.
                         7,349      Shares voted against.

                  B. Unanimous written consent executed on  _________________,
                     20____ and signed by all shareholders entitled to vote.

                  ARTICLE IV COMPLIANCE WITH LEGAL REQUIREMENTS

The manner of adoption of the Articles of Amendment and the vote by which they were adopted constitutes full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify , subject to the penalties of perjury, that the statements contained herein are true, this 3rd day of May, 2002.

Signature of current officer or                  Printed  name of officer or
chairman of the board                            chairman of the board

/s/ Raymond H. Keller                            Raymond H. Keller
--------------------------------                 Vice President, Chief Financial
                                                 Officer

Signature's Title

Vice President, Chief Financial Officer